Exhibit 10.4
                                                                    ------------

                                    GSV, INC.
                               191 Post Road West
                           Westport, Connecticut 06880


                                                              January 7, 2008

Mr. Sagi Matza
c/o GSV, Inc.
191 Post Road
Westport, CT 06880

                RE:      Consulting Agreement

Dear Sagi:

     This will confirm the arrangements, terms and conditions (the "Agreement") under which you have been retained to serve as a consultant and advisor to GSV, Inc., on a nonexclusive basis. This Agreement will be in effect from the date first above written and shall continue until terminated as provided below (the "Term").

     During the Term, you will be engaged as a consultant by and advisor to GSV. All services hereunder will be performed diligently and competently as is appropriate to fulfill the objectives of the assignments as provided to you from time to time by the Board of Directors (the "Board"). You will have the right to establish the hours for your work, provided that you will make yourself available from time to time as reasonably required, principally by telephone from outside the United States, with occasional visits to the United States as necessary. You will furnish the necessary tools, equipment, materials and the like to fulfill your assignments under this Agreement.

     You are an independent contractor, and not an employee of GSV. By virtue of the relationship described in this Agreement, your relationship to GSV during the Term shall only be that of an independent contractor and you shall perform all services under this Agreement as an independent contractor. You shall not have any authority to act for, represent or bind GSV or any affiliate thereof in any manner, except as may be expressly agreed to by the Board from time to time.

     In consideration of the consulting services that you will provide under this agreement, GSV will pay you a monthly fee of eight thousand dollars ($8,000). You will also be entitled to reimbursement of direct documented expenses incurred by you in the course of your duties under this Agreement, provided such expenses are approved in accordance with GSV's standard practices. It is understood and agreed that your engagement as an independent contractor will not constitute you as an employee of GSV for any purpose whatsoever, and that you will not be entitled to the benefit of any employee plans, programs or benefits mandated by applicable law, including insurance benefits, of GSV.

     GSV will provide you with a Form 1099 pertaining to compensation paid in respect of any consulting services provided to GSV from within the United States. The Company will not (i) withhold Social Security or Medicare taxes from payments to you or make Social Security or Medicare tax payments on your behalf,

(ii) make state or federal unemployment compensation contributions on your behalf, or (iii) withhold state or federal income tax from amounts paid to you hereunder. You shall pay all taxes incurred by it while performing the Services, including all applicable income taxes.

     You represent and warrant to GSV that the execution and delivery of this Agreement and the transactions contemplated hereby will not violate or cause the violation of any oral or written agreement to which you are a party or by which you are bound. In addition, you agree to the restrictive covenants set forth on Appendix A to this Agreement.

     Either you or GSV can terminate this Agreement at any time for any reason upon prior written notice, provided that the restrictive covenants set forth on Appendix A, and this paragraph, shall survive such termination. Upon termination of this Agreement you shall surrender any and all books, lists, files, maps, computer records (or copies, transcriptions or excerpts of the same) related in any way to the business of GSV.

     During the Term of this Agreement, you shall be free to engage in outside employment. Neither this Agreement nor any rights or obligations may be assigned by you without the prior written consent of GSV. No modification or waiver of this Agreement is valid unless it is in writing and signed by you and GSV. This Agreement is an entire and complete understanding between you and GSV with regard to the covered subject matter and supersedes all prior discussions arrangements between the parties relating thereto. This Agreement will be governed and construed under the laws of the State of New York, without reference to its conflict of laws provisions.

     To indicate your acceptance of our offer, please countersign this letter where indicated below and return a copy of the same to me.

                                    GSV, Inc.



                                    By:
                                        Gilad Gat
                                        President


Agreed and Accepted:



----------
Sagi Matza

                                                                      Appendix A
                                                                      ----------

Restrictive Covenants
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1.   General.

     The Consultant acknowledges and agrees that his services hereunder are of a special, unique, extraordinary and intellectual character, and his position with GSV places him in a position of confidence and trust with the clients and employees of GSV. The Consultant consequently agrees that the restrictive covenants contained herein are reasonable and necessary in order to protect and maintain the trade secrets, business, assets and goodwill of the Company.

2.   Confidentiality.

     Consultant agrees that Consultant will not, at any time, (i) disclose any trade secret or confidential information related to GSV or any of its Affiliates (including but not limited to cost or pricing information, customer lists, commission plans, supply information, internal business procedures, market studies, information concerning pending or contemplated acquisitions or expansion plans of GSV or its Affiliates, the existence of negotiations concerning the same, and similar non-public information relating to GSV's or its Affiliates' internal operations, business, plans, policies, practices, or any other information specifically designated by GSV as confidential) ("Confidential Information"), to any Person, or (ii) use or permit the use of any Confidential Information in any way to compete (directly or indirectly) with GSV or its Affiliates or in any other manner adverse to GSV or its Affiliates; provided, however, that the Confidential Information referenced in the preceding provision shall not include any information or knowledge that: (i) is already generally publicly known or that subsequently becomes generally publicly known other than as a direct or indirect result of the breach of this Agreement by Consultant, (ii) is generally disclosed as required by a governmental agency or applicable law, or (iii) is disclosed to Consultant by a third party who has the right to disclose such information and has no confidentiality obligation to GSV. The Confidential Information relates to the conduct of GSV's and/or its Affiliates' business, is of independent economic value to GSV because it is not generally known, and is the subject of efforts by GSV to maintain its secrecy. Consultant acknowledges that the right to maintain the secrecy of the Confidential Information constitutes a proprietary right that GSV is entitled to protect and that the disclosure or improper use of the Confidential Information by Consultant will cause irreparable harm to GSV.

3.   Proprietary Rights.

     (a) Company Records; Return to Company. All books, documents, lists, and records pertaining to GSV's and/or its Affiliates' business (collectively, the "Records"), whether the Records are written, typed, printed, contained on microfilm, contained on computer disc, contained in tape, or are set forth in some other medium of expression, are the sole and exclusive property of GSV. Upon the termination of Consultant's relationship with GSV, Consultant shall promptly return to GSV all Records and copies thereof that are in Consultant's possession or that Consultant has removed from GSV's premises.

     (b)  Ownership   of   Proprietary   Rights;   Work  for  Hire.   Consultant
          acknowledges and agrees that all work performed by or on behalf of Consultant under this Agreement shall constitute a "work made for hire" for purposes of the U.S. Copyright Act of 1976, as amended. In addition, Consultant hereby assign to GSV all proprietary rights including, but not limited to, all patents, copyrights, trade secrets, and trademarks Consultant might otherwise have, by operation of law or otherwise, in all inventions, discoveries, works, ideas, information, knowledge, and data related to Consultant's access to Confidential Information.

     (c) Supporting Documents. Consultant further agrees to execute and deliver any additional documents, instruments, applications, oaths, or other writings necessary or desirable to further evidence the assignment described in Section 3(b) ("Supporting Documents"). If Consultant fails or refuses to execute or deliver any Supporting Documents, Consultant hereby agree, to the fullest extent permitted by law, that the President of GSV shall be appointed, and the same is hereby irrevocably appointed, Consultant's attorney-in-fact with full authority to execute Supporting Documents and perform all other acts necessary to further evidence such assignment. GSV shall be responsible for drafting and delivering to Consultant for execution any and all Supporting Documents.

4. Covenant Not to Compete. For and in consideration of the payments made to Consultant under this Agreement, Consultant, by signing this Agreement, covenants and agrees that Consultant will not, directly or indirectly without the prior written consent of GSV, for or on behalf of any Person:

     (a) During the Term of this Agreement and for a period of one (1) year afterwards, become interested or engaged as a shareholder, bondholder, creditor, officer, director, partner, agent, contractor with, employer or representative of, or in any manner associated with, or give financial, technical, or other assistance to, any Person (as defined below) for the purpose of engaging in the business of providing services in competition with GSV or its Affiliates; provided, however, that the ownership of less than one percent (1%) of the outstanding stock of any publicly-traded corporation shall not be deemed to be a violation of this Section 4(a) solely by reason of it; or

     (b) During the Term of this Agreement and for a period of one (1) year afterwards, enter into any agreement with, service, assist or solicit the business of any customers of GSV or its Affiliates for the purpose providing services for those customers in competition with GSV or its Affiliates or to cause them to reduce or end their business with GSV or such Affiliates; or

     (c) During the Term of this Agreement and for a period of one (1) year afterwards, hire, retain, or solicit the employment or services of employees, or representatives of GSV or its Affiliates for the purpose of causing them to leave the employment of GSV or its Affiliates;

     (d) Upon the written request of Consultant during the term of the non-compete provision, GSV may waive Section 4(a) as it applies to a specifically identified company, and such waiver shall not be unreasonably delayed or withheld.

     (e) Consultant represents to GSV that the enforcement of the restrictions contained in this Agreement would and will not be unduly burdensome to Consultant. The parties to this Agreement hereby agree that the covenants contained in this Agreement are reasonable and necessary restrictions for the purpose of protecting the goodwill and other business interests of GSV or its Affiliates, which includes GSV's or its Affiliates' expectation of expanding their business without competition from Consultant for such period. In the event that a court should determine that any of such restrictions are unenforceable, the parties agree that this Agreement shall nevertheless be enforceable for the maximum term and maximum geographical area allowed by law.

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